As filed with the Securities and Exchange Commission on May 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINIKSA PHARMACEUTICALS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-1327726 (I.R.S. Employer Identification Number)
Clarendon House
2 Church Street
Hamilton HM11, Bermuda
1-808-451-3453
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Johan V. Brigham Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, Massachusetts 02116 (617) 948-6000	Alan Dickson Conyers Dill & Pearman Limited Clarendon House 2 Church Street PO Box HM 666 Hamilton, HM CX, Bermuda +1 (441) 295-1422
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 6, 2022.
PROSPECTUS
KINIKSA PHARMACEUTICALS, LTD.
28,682,554 Class A Common Shares
Offered by the Selling Shareholders
This prospectus relates to the proposed resale or other disposition by the selling shareholders identified in this prospectus of up to an aggregate of 28,682,554 of our Class A common shares, par value $0.000273235 per share, 24,411,494 shares of which are issuable upon conversion of our Class A1 common shares and Class B1 common shares. We are not selling any Class A common shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Class A common shares by the selling shareholders.
Each time the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the terms of that offering and the Class A common shares being sold in that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our Class A common shares.
The selling shareholders may sell the Class A common shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling shareholders may sell or otherwise dispose of their Class A common shares hereunder.
The selling shareholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their Class A common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol “KNSA.” On May 5, 2022, the last reported sale price of our Class A common shares on the Nasdaq Global Select Market was $9.28 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           .

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may sell up to 28,682,554 of our Class A common shares from time to time in one or more offerings as described in this prospectus. When the selling shareholders offer and sell the shares, we or the selling shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Kiniksa,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kiniksa Pharmaceuticals, Ltd. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of shares.
TRADEMARKS
We own or have certain rights to trademarks that we use in connection with the operation of our business, including Kiniksa and ARCALYST. Kiniksa is a trademark of Kiniksa Pharmaceuticals, Ltd. and ARCALYST is a trademark of Regeneron Pharmaceuticals, Inc. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including Kiniksa and ARCALYST, are listed without the ®, SM and ™ symbols. We will assert, to the fullest extent under applicable law, our rights to our intellectual property. Trademarks, service marks and trade names of third parties are the intellectual property of such parties.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.kiniksa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, but excluding any information furnished to, rather than filed with, the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022.

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022.

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Our Current Reports on Form 8-K filed with the SEC on January 3, 2022 and February 22, 2022.

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The description of our Share Capital contained in our Registration Statement on Form 8-A, filed with the SEC on May 14, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Attn: Secretary
c/o Kiniksa Pharmaceuticals Corp.
100 Hayden Avenue
Lexington, MA 02421
(781) 431-9100
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.
THE COMPANY
Overview
We are a biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutic medicines for patients suffering from debilitating diseases with significant unmet medical need. Our portfolio of assets, ARCALYST (rilonacept), vixarelimab, KPL-404 and mavrilimumab, are based on strong biologic rationale or validated mechanisms, target underserved conditions, and offer the potential for differentiation. These assets are designed to modulate immunological pathways across a spectrum of diseases.
Corporate Information
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 50484. We were incorporated on July 21, 2015.
Our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The telephone number for our registered office is 1-808-451-3453. Our website address is www.kiniksa.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of Class A common shares being offered by any of the selling shareholders. Any proceeds from the sale by the selling shareholders of the Class A common shares offered by this prospectus will be received by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our memorandum of association and amended and restated bye-laws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Share Capital
Our authorized share capital consists of 200,000,000 shares, par value $0.000273235 per share.
Pursuant to our amended and restated bye-laws, subject to the requirements of the Nasdaq Global Select Market and subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our designated but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Common Shares
We have four classes of shares: Class A, Class B, Class A1 and Class B1. Class A and Class B common shares are voting common shares, or together the voting common shares, and Class A1 and Class B1 are non-voting common shares. Except as described below with respect to voting rights, conversion, and transferability, each common share has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects and as to all matters with, each other common share. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preferred shares. None of our common shares have pre-emptive, redemption or sinking fund rights.
Each holder of Class B common shares may convert any portion of its Class B common shares into Class A common shares or Class B1 common shares at any time with advance notice to us. In addition, each Class B common share automatically converts into one Class A common share upon transfer, except for transfers to or between affiliated holders. Our Class B common shares also have greater voting power than our Class A common shares, as described in “Voting Rights.”
Each holder of Class A1 common shares may elect to convert any portion of its non-voting Class A1 common shares into voting Class A common shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class A1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice.
Each holder of Class B1 common shares may elect to convert any portion of its non-voting Class B1 common shares into voting Class A common shares or voting Class B common shares at any time with advance notice to us, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of Class B1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice. In addition, each Class B1 common share automatically converts into one Class A common share upon transfer, except for transfers to or between affiliated holders.
Preferred Shares
Under Bermuda law and our amended and restated bye-laws, our board of directors is authorized to issue preferred shares in one or more series without shareholder approval. Our board of directors has the discretion under our amended and restated bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares, without any further shareholder approval. The rights with respect to a series of preferred shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to those preferred shares. The effect of issuing preferred shares could include, among other things, one or more of the following:
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restricting dividends in respect of our common shares;

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diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;

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impairing the liquidation rights of our common shares; or

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delaying or preventing a change of control of us.

Voting Rights
Unless a different majority is required by Bermuda law or by our amended and restated bye-laws, resolutions to be approved by holders of voting common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of our voting common shares vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Any individual who is a shareholder and who is present and entitled to vote at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our amended and restated bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in our amended and restated bye-laws or such other form as the board of directors may determine.
Each Class A common share is entitled to one vote per share and each Class B common share is entitled to ten votes per share. Each Class A1 common share and Class B1 common share is non-voting. Our amended and restated bye-laws generally provide that holders of our voting common shares are entitled to vote, on a non-cumulative basis, at all annual general and special general meetings of shareholders with respect to matters on which voting common shares are eligible to vote.
Dividend Rights
Under Bermuda law and our amended and restated bye-laws, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) after the payment, we would be unable to pay our liabilities as they become due; or (ii) that the realizable value of our assets would thereby be less than our liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.
Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preferred shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preferred shares, to vary the rights attached to any other series of preferred shares.
Transfer of Shares
Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. The board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as the board of directors shall reasonably require. Subject to these restrictions and the automatic conversion upon the transfer of Class B and B1 common shares to non-affiliated holders described above, a holder of common shares may transfer the title to all or any of such holder’s common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as the board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully-paid share the board of directors may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under the Bermuda Companies Act 1981, as amended, or the Companies Act, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the members may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any member may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.
The Companies Act provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. The Companies Act also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our President or Chairman or any two directors or any director and secretary may convene an annual general meeting or a special general meeting. Under our amended and restated bye-laws, at least 20 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout the meeting and representing in person or by proxy a majority of the voting power of the issued and outstanding voting shares.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of a company, minutes of general meetings and a company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Election and Removal of Directors
Our amended and restated bye-laws provide that our board of directors shall consist of not less than five members and not more than such number of directors as the board of directors determine. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.
A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, provided, that our board of directors has determined that shareholders may nominate persons for election at such special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.
A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
Amendment of Memorandum of Association and Bye-laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Amendments to most provisions of our amended and restated bye-laws require an affirmative vote of a majority of our board of directors and a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, amendments to certain sections of our amended and restated bye-laws containing anti-takeover provisions require an affirmative vote of at least 66% of the directors then in office and at least 66% of the voting power of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated bye-laws that may have an anti-takeover effect.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Certain Corporate Anti-Takeover Provisions
Certain provisions in our amended and restated bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for our Class A common shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Preferred Shares
Pursuant to our amended and restated bye-laws, preferred shares may be issued from time to time, and the board of directors is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions.
Multi-Class Common Share Structure
Since our Class B common shares have 10 times the voting power of our Class A common shares, holders of our Class B common shares may be able to significantly influence the outcome of matters requiring shareholder approval. In addition, our non-voting Class A1 common shares are convertible into our voting Class A common shares and our Class B1 common shares are convertible into our voting Class B or Class A common shares. Conversion of these non-voting common shares could result in the holders of our Class A1 and Class B1 common shares being able to significantly influence the outcome of matters requiring shareholder approval. Our Class B, Class B1 and Class A1 common shares are primarily held by our executive officers and other members of our senior management and by shareholders affiliated with members of our board of directors.
Classified Board
In accordance with the terms of our amended and restated bye-laws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated bye-laws further provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Removal of Directors
In accordance with the terms of our amended and restated bye-laws, our directors may be removed only for cause by the affirmative vote of a majority of the votes entitled to be cast by our shareholders entitled to vote at an annual general election of directors. Any vacancy on our board, including a vacancy resulting from an enlargement of our board or from removal for cause not filled by the shareholders at the time, may be filled only by vote of a majority of our directors then in office.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated bye-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the last annual general meeting. Our amended and restated bye-laws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Choice of Jurisdiction
Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative jurisdiction, any dispute that arises concerning the Companies Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been a breach of the Companies Act or the bye-laws by any of our officers or directors (whether or not such a claim is brought in the name of a shareholder or in the name of our company) shall be subject to the jurisdiction of the Supreme Court of Bermuda.

Amendment of Certain Bye-laws
Amendments to certain sections of our amended and restated bye-laws containing anti-takeover provisions will require an affirmative vote of at least 66% of the directors and at least 66% of the voting power of the issued and outstanding shares.
Business Combinations with Interested Shareholders
Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our amended and restated bye-laws. Specifically, our amended and restated bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:
•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting power of our issued and outstanding voting shares at the time the transaction commenced; or

•
after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special general meeting of shareholders by the affirmative vote of at least 662/3% of the voting power of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.
Registrar and Transfer Agent
A register of holders of the Class A common shares is maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company LLC, which also serves as transfer agent. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

SELLING SHAREHOLDERS
Pursuant to the amended and restated investors rights agreement by and among us and certain of our shareholders, or the investors rights agreement, on the day we became eligible to use a Form S-3 registration statement, we were obligated to register on a Form S-3 registration statement any then outstanding registrable securities held by shareholders party to the investors rights agreement who were, at the time, our affiliates under Rule 144 promulgated under the Securities Act. In accordance with this obligation, this prospectus relates to the resale or other disposition by the selling shareholders identified in the table below of up to 28,682,554 of our Class A common shares held by such holders or that are issuable upon conversion of Class A1 common shares and Class B1 common shares held by such holders. Our other affiliates who are party to the investors rights agreement have permanently and irrevocably waived our obligation to register their registrable securities pursuant to the above described provision of the investor rights agreement.
The following table sets forth the number of Class A common shares beneficially owned by the selling shareholders, the number of Class A common shares that may be offered under this prospectus and the number of Class A common shares beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. The number of shares beneficially owned by each selling shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which a selling shareholder has sole or shared voting power or investment power. In computing the beneficial ownership and percentage ownership of each selling shareholder, Class A common shares issuable upon conversion of other classes of common shares and Class A common shares subject to options held by such shareholder that are currently exercisable or will become exercisable within 60 days following March 31, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling shareholder. Percentage ownership is based on 34,270,445 Class A common shares outstanding as of March 31, 2022. The number of Class A common shares in the column “Number of shares being offered by the selling shareholders” represents all of the Class A common shares that the selling shareholders may offer hereunder. The selling shareholders may sell some, all or none of the Class A common shares that may be offered hereunder. We do not know when the Class A common shares will be sold by the selling shareholders, and the selling shareholders may offer the Class A common shares from time to time.
The number of Class A common shares that may be acquired by a holder of our Class A1 or Class B1 common shares upon conversion of such common shares is generally limited if immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act. A holder of our Class A1 or Class B1 common shares may increase, decrease or waive this limitation on ownership by providing us with 61-days’ notice. The information under the heading “13(d) beneficial ownership” in the table below presents the beneficial ownership of the selling shareholders reflecting this 4.99% limitation. Solely for purposes of the table below, the information under the headings “Beneficial ownership before the offering” and “Beneficial ownership after the offering” disregards this 4.99% limitation.
The information set forth below is based upon information obtained from the selling shareholders and upon information known to us.
Felix J. Baker, Ph.D. and Stephen R. Biggar, M.D., Ph.D., each a member of our board of directors, are affiliated with Baker Bros. Advisors LP, or the Advisor, and Richard S. Levy, M.D., a member of our board of directors, served as a Senior Advisor at the Advisor from December 2016 until May 2019. Thomas R. Malley, a member of our board of directors, is affiliated with Mossrock Capital, LLC.

	13(d) beneficial ownership(1)		Beneficial ownership before the offering(2)		Number of shares being offered by the selling shareholders	Beneficial ownership after the offering(2)(3)
	Number of shares	%	Number of shares	%		Number of shares	%
Selling Shareholders
Baker Bros. Advisors LP(4)	2,978,611	8.6%	31,818,193	50.3%	28,610,587	3,207,606	9.3%
Mossrock Capital, LLC(5)	212,260	*	212,260	*	71,967	140,293	*

* Represents beneficial ownership less than 1%
(1)
Reflects the 4.99% limitation on beneficial ownership described above.

(2)
Solely for purposes of this table, disregards the 4.99% limitation on beneficial ownership described above.

(3)
Assumes that all shares being registered in this prospectus are resold to third parties and that the selling shareholders sell all Class A common shares registered under this prospectus held by them or that they may acquire upon conversion of other classes of our common shares held by them.

(4)
Consists of (a) 2,700,597 Class A Shares held by Baker Brothers Life Sciences, L.P. (“BBLS”), (b) 98,980 Class A Shares held by 667, L.P. (“667” and with BBLS, the “Baker Funds”), (c) 11,638,314 Class A1 common shares held by BBLS, (d) 1,143,650 Class A1 common shares held by 667, (e) 14,658,102 Class B1 common shares held by BBLS, (f) 1,399,516 Class B1 common shares held by 667, (g) 89,517 Class A Shares that Felix J. Baker (a member of the Board of Directors) has the right to acquire within 60 days following March 31, 2022 pursuant to the exercise of share options, and (h) 89,517 Class A Shares that Stephen R. Biggar (a member of the Board of Directors) has the right to acquire within 60 days following March 31, 2022 pursuant to the exercise of share options. The Advisor is the investment advisor to the Baker Funds and has the sole voting and investment power with respect to the securities held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (the “Advisor GP”) is the sole general partner of the Advisor and thus may be deemed to beneficially own the securities held by the Baker Funds. The managing members of the Advisor GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Funds. Julian C. Baker, Felix J. Baker, the Advisor and the Advisor GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The policy of the Baker Funds and the Advisor does not permit managing members of the Advisor GP or full-time employees of the Advisor to receive compensation for serving as directors of the Company, and the Baker Funds are instead entitled to the pecuniary interest in any compensation received for their service. Felix J. Baker and Stephen R. Biggar have no direct voting or dispositive power and no pecuniary interest in the share options. The Advisor, the Advisor GP, Felix J. Baker and Julian C. Baker may be deemed to be the beneficial owners of the securities of the Company held by the Baker Funds, and may be deemed to have the power to vote, or direct the vote of, and the power to dispose, or direct the disposition of, such securities. Felix J. Baker and Stephen R. Biggar disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The business address of the Advisor, the Advisor GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014. The foregoing information is based on a Schedule 13D/A filed on July 28, 2020 and information known to us.

(5)
Consists of (a) 71,967 Class A Shares held by Mossrock Capital, LLC (“Mossrock”) and (b) 140,293 Class A Shares that Mr. Malley has the right to acquire within 60 days following March 31, 2022 pursuant to the exercise of share options. Mr. Malley is the president of Mossrock and may be deemed to beneficially own the shares owned by Mossrock. The address of Mossrock is 19 Martin Lane, Englewood, CO 80113.

  PLAN OF DISTRIBUTION
The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Class A common shares on any stock exchange, market or trading facility on which our Class A common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling shareholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Class A common shares, such donees, pledgees, transferees or other successors-in-interest may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include any information as may be necessary or required.
The selling shareholders may use any one or more of the following methods when disposing of their Class A common shares:
•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
“at the market” or through market makers or into an existing market for the shares;

•
short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•
through the distribution of the shares by any selling shareholders to its partners, members or shareholders;

•
through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

In connection with the sale of their Class A common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell their Class A common shares short and deliver these shares to close out their short positions, or loan or pledge their Class A common shares to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of their Class A common shares, which, subject to the amendment or supplement of this prospectus or the registration statement of which this prospectus forms a part to reflect such transaction and any other information necessary or required, such broker-dealer or other financial institution may resell pursuant to this registration statement.
The aggregate proceeds to the selling shareholders from the sale of their Class A common shares will be the purchase price less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of its Class A common shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Class A common shares by the selling shareholders.

The selling shareholders also may resell all or a portion of their Class A common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling shareholders and any broker-dealers that act in connection with the sale of the Class A common shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that any selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Class A common shares against certain liabilities, including liabilities arising under the Securities Act. To the extent required, the Class A common shares to be sold, the names of the selling shareholders, the offering price, the names of any agents, dealers or underwriters, any commissions or discounts with respect to a particular offering, the method of distribution, and any other terms and conditions of the offering of such shares will be set forth in an accompanying prospectus supplement or, if appropriate, an amendment to the registration statement of which this prospectus forms a part.
To comply with the securities laws of some states, if applicable, the Class A common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Class A common shares in the market and to the activities of the selling shareholders and their affiliates. These rules may limit the timing of purchases and sales of the Class A common shares by such selling shareholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Class A common shares and the ability of any person or entity to engage in market-making activities with respect to the Class A common shares.
Pursuant to the investors rights agreement, we have agreed to bear all expenses in connection with the registration of the Class A common shares by the selling shareholders. The selling shareholders have agreed to bear all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of such Class A common shares, and fees and disbursements of counsel for the selling shareholders, other than the fees and disbursements of one counsel for the selling shareholders, which we have agreed to pay in an amount not to exceed $50,000. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.
There can be no assurance that any selling shareholder will sell any or all of their Class A common shares.

LEGAL MATTERS
Conyers Dill & Pearman Limited will pass upon certain legal matters relating to the issuance and sale of the Class A common shares offered on behalf of Kiniksa Pharmaceuticals, Ltd. by the selling shareholders. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$25,551.77
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
We have adopted provisions in our amended and restated bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of our Company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits companies to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director. We maintain a directors’ and officers’ liability policy for such a purpose.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.
Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date
3.1	Memorandum of Association of Kiniksa Pharmaceuticals, Ltd.	S-1	3.1	4/27/18
3.2	Amended and Restated Bye-Laws of Kiniksa Pharmaceuticals, Ltd.	8-K	3.1	5/29/18
4.1	Specimen Share Certificate evidencing the Class A common shares	S-1/A	4.1	5/14/18
4.2	Second Amended and Restated Investors’ Rights Agreement, dated as of February 9, 2018	S-1	4.2	4/27/18
5.1*	Opinion of Conyers Dill & Pearman Limited
23.1*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1*	Powers of Attorney (incorporated by reference to the signature page hereto)
107*	Filing Fee Table

*
Filed herewith

Item 17.
Undertakings

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on the 6th day of May, 2022.
KINIKSA PHARMACEUTICALS, LTD.
By:
/s/ Sanj K. Patel

Sanj K. Patel
Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Mark Ragosa, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Sanj K. Patel Sanj K. Patel	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	May 6, 2022
/s/ Mark Ragosa Mark Ragosa	Chief Financial Officer (principal financial officer)	May 6, 2022
/s/ Michael R. Megna Michael R. Megna	Group VP, Finance and Chief Accounting Officer (principal accounting officer)	May 6, 2022
/s/ Felix J. Baker Felix J. Baker	Lead Independent Director	May 6, 2022
/s/ Stephen R. Biggar Stephen R. Biggar	Director	May 6, 2022
/s/ G. Bradley Cole G. Bradley Cole	Director	May 6, 2022

Signature	Title	Date
/s/ Richard S. Levy Richard S. Levy	Director	May 6, 2022
/s/ Thomas R. Malley Thomas R. Malley	Director	May 6, 2022
/s/ Tracey L. McCain Tracey L. McCain	Director	May 6, 2022
/s/ Kimberly J. Popovits Kimberly J. Popovits	Director	May 6, 2022
/s/ Barry D. Quart Barry D. Quart	Director	May 6, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the duly authorized representative in the United States of the Registrant has signed this registration statement, on the 6th day of May, 2022.
KINIKSA PHARMACEUTICALS CORP.
By:
/s/ Sanj K. Patel

Sanj K. Patel
Chief Executive Officer